===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            GENESSEE & WYOMING INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                         [GENESEE & WYOMING INC. LOGO]

                            GENESEE & WYOMING INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 25, 1999

  The Annual Meeting of Stockholders of GENESEE & WYOMING INC. (the "Company") will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, on Tuesday, May 25, 1999 at 11:00 a.m., local time, for the following purposes more fully described in the accompanying proxy statement:

  1. To elect two directors of the Company.

  2. To consider and act upon a proposal to approve and ratify the Genesee & Wyoming Inc. Deferred Stock Plan for Non-Employee Directors.

  3. To consider and act upon a proposal to approve and ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1999.

  4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on April 12, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          James B. Gray, Jr.
                                          Secretary

Dated: April 19, 1999

                            GENESEE & WYOMING INC.
                                71 Lewis Street
                         Greenwich, Connecticut 06830

                                Proxy Statement

                              GENERAL INFORMATION

  This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Genesee & Wyoming Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company, which will be held on Tuesday, May 25, 1999, and at any adjournments thereof (the "Meeting"). This proxy statement and accompanying form of proxy are being first mailed to stockholders on or about April 19, 1999. The proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless it is revoked by filing with the Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or both of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the two director nominees named herein and, unless otherwise indicated, FOR each of the other two proposals described in this proxy statement and the accompanying notice of meeting.

  The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally or by telephone or other means of communication. The Company has requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.

                                    VOTING

  As of April 12, 1999, the record date for the Meeting (the "Record Date"), there were issued and outstanding (i) 3,811,559 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and
(ii) 845,447 shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"). Only stockholders of record on the books of the Company at the close of business on the Record Date are entitled to notice of and to vote at the Meeting and at any adjournments thereof.

  Each stockholder of record on the Record Date is entitled to one vote for each share of Class A Common Stock registered in his name, and ten votes for each share of Class B Common Stock registered in his name. All actions submitted to a vote at the Meeting will be voted on by the holders of Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") voting together as a single class. A majority of the outstanding Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business.

  Once a quorum is present, directors will be elected by a plurality of the votes cast, in person or by proxy, at the Meeting, and the affirmative vote of at least a majority of the votes cast, in person or by proxy, at the Meeting will be required for approval of each of the other two proposals described in this proxy statement and the accompanying notice of meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

  The following table sets forth as of the Record Date certain information concerning shares of Common Stock held by (i) each stockholder known by the Company to own beneficially more than 5% of either class of Common Stock, (ii) each director of the Company, (iii) each "Named Executive" (see "Executive Compensation" below), and (iv) all directors and executive officers of the Company as a group.

                                        Class A          Class B
                                      Common Stock     Common Stock
                                      Beneficially     Beneficially
                                         Owned            Owned
                                    ---------------- ----------------
       Name and Address of          No. of  Percent  No. of  Percent  Percent of
       Beneficial Owner (1)         Shares  of Class Shares  of Class  Vote (2)
       --------------------         ------- -------- ------- -------- ----------
Mortimer B. Fuller, III (3).......  270,836    7.0%  658,283   77.9%     55.6%
James M. Fuller (4)...............   82,863    2.2    11,100    1.3       1.6
Louis S. Fuller (5)...............  113,852    3.0   147,019   17.4      12.9
Robert M. Melzer (6)..............    3,667     -         -      -         -
John M. Randolph (7)..............   17,933    0.5     7,400    0.9       0.7
Philip J. Ringo (8)...............    9,033    0.2        -      -         -
Charles N. Marshall (9)...........   32,500    0.9        -      -        0.3
Charles W. Chabot (10)............   16,465    0.4        -      -        0.1
Mark W. Hastings (11).............   34,050    0.9     7,400    0.9       0.9
David J. Collins (12).............   17,075    0.4        -      -        0.1
Awad Asset Management, Inc. (13)..  688,400   18.1        -      -        5.6
 250 Park Avenue, 2nd Floor
 New York, NY 10177
J.P. Morgan & Co.
Incorporated (14).................  481,800   12.6        -      -        3.9
 60 Wall Street
 New York, NY 10260
Putnam Investments, Inc.
et al.(15)........................  307,900    8.1        -      -        2.5
 One Post Office Square
 Boston, MA 02109
Jurika & Voyles, L.P. (16)........  211,400    5.5        -      -        1.7
 1999 Harrison Street
 Suite 700
 Oakland, CA 94612
All Directors and Executive
 Officers as a Group
 (16 persons) (17)................  661,024   16.5   831,202   98.3      72.0

--------
 (1) Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it. The address of each of the directors and executive officers of the Company is c/o Genesee & Wyoming Inc., 71 Lewis Street, Greenwich, CT 06830. Percentages of less than 0.1% have been omitted from the table.

 (2) Reflects the voting power of the share holdings of each stockholder shown on the table as a result of the fact that the Class A Common Stock is entitled to one vote per share and the Class B Common Stock is entitled to ten votes per share. See "Voting" above.

 (3) The amounts shown include: (i) 27,481 shares of Class A Common Stock and 276,093 shares of Class B Common Stock owned by Mr. Fuller individually;
     (ii) an aggregate of 106,357 shares of Class A Common Stock and an aggregate of 298,607 shares of Class B Common Stock held by two family trusts for the benefit of Mr. Fuller and others, of which Mr. Fuller is sole trustee or co-trustee (subject to a Voting Agreement pursuant to which Mr. Fuller has been granted an irrevocable proxy to vote such shares through

     March 20, 2008); (iii) 58,000 shares of Class A Common Stock and 83,583 shares of Class B Common Stock held by Fuller/Overlook Limited Partnership, of which Mr. Fuller is sole general partner; (iv) 21,498 shares of Class A Common Stock held by Overlook Estate Foundation, Inc., of which Mr. Fuller is President; and (v) presently exercisable options to purchase an aggregate of 57,500 shares of Class A Common Stock.

 (4) The amounts shown include: (i) 9,100 shares of Class A Common Stock and 11,100 shares of Class B Common Stock owned by Mr. Fuller individually;
     (ii) an aggregate of 67,930 shares of Class A Common Stock held by family trusts for the benefit of Mr. Fuller and others, of which Mr. Fuller is co-trustee; (iii) 500 shares of Class A Common Stock owned by Mr. Fuller's wife, as to which shares he disclaims beneficial ownership; and
     (iv) a presently exercisable option to purchase 5,333 shares of Class A Common Stock.

 (5) The amounts shown include: (i) 30,000 shares of Class A Common Stock and 133,144 shares of Class B Common Stock owned by Mr. Fuller individually;
     (ii) 41,144 shares of Class A Common Stock owned jointly by Mr. Fuller and his wife; (iii) 30,000 shares of Class A Common Stock owned by Mr. Fuller's wife, as to which shares he disclaims beneficial ownership; (iv) 7,375 shares of Class A Common Stock and 13,875 shares of Class B Common Stock owned by Mr. Fuller's daughter, as to which shares he disclaims beneficial ownership; and (v) a presently exercisable option to purchase 5,333 shares of Class A Common Stock.

 (6) The amounts shown include: (i) 3,000 shares of Class A Common Stock owned by Mr. Melzer individually; and (ii) a presently exercisable option to purchase 667 shares of Class A Common Stock.

 (7) The amounts shown include: (i) 11,600 shares of Class A Common Stock and 7,400 shares of Class B Common Stock held by a trust for the benefit of Mr. Randolph, of which he is co-trustee; (ii) 1,000 shares of Class A Common Stock held by a trust for the benefit of Mr. Randolph's wife, of which he is co-trustee and as to which shares he disclaims beneficial ownership; and (iii) a presently exercisable option to purchase 5,333 shares of Class A Common Stock.

 (8) The amounts shown include: (i) 3,700 shares of Class A Common Stock owned by Mr. Ringo's wife, as to which shares he disclaims beneficial ownership; and (ii) a presently exercisable option to purchase 5,333 shares of Class A Common Stock.

 (9) The amounts shown include: (i) 25,000 shares of Class A Common Stock owned by Mr. Marshall individually; and (ii) a presently exercisable option to purchase 7,500 shares of Class A Common Stock.

(10) The amounts shown include: (i) 2,715 shares of Class A Common Stock owned by Mr. Chabot individually; and (ii) presently exercisable options to purchase an aggregate of 13,750 shares of Class A Common Stock.

(11) The amounts shown include: (i) 7,400 shares of Class A Common Stock and 7,400 shares of Class B Common Stock owned jointly by Mr. Hastings and his wife; (ii) 400 shares of Class A Common Stock beneficially owned by Mr. Hastings' minor children, as to which shares he disclaims beneficial ownership; and (iii) presently exercisable options to purchase an aggregate of 26,250 shares of Class A Common Stock.

(12) The amounts shown include: (i) 200 shares of Class A Common Stock owned jointly by Mr. Collins and his wife; and (ii) presently exercisable options to purchase an aggregate of 16,875 shares of Class A Common Stock.

(13) The amount shown and the following information is derived from a Schedule 13G dated February 12, 1999: Awad Asset Management, Inc. has sole power to vote and sole power to dispose of all of such shares.

(14) The amount shown and the following information is derived from Amendment No. 4 to Schedule 13G dated December 31, 1998: J. P. Morgan & Co. Incorporated or one or more of its subsidiaries has sole power to vote 403,700 of such shares and sole power to dispose of all 481,800 shares.

(15) The amount shown and the following information is derived from an Amendment to Schedule 13G of Putnam Investments, Inc. dated January 26, 1999: The amount shown includes 149,300 shares over which The Putnam Advisory Company, Inc. has shared voting power as investment advisor to Putnam's institutional clients. Putnam Investment Management, Inc., as investment advisor to the Putnam family of mutual funds, and The Putnam Advisory Company, Inc. have shared power to dispose of all 307,900 shares. Putnam Investments, Inc., which is a wholly-owned subsidiary of Marsh & McLennan Companies, wholly owns Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc.

(16) The amount shown and the following information is derived from a Schedule 13G dated February 11, 1999: Jurika & Voyles, L.P. has shared power to vote and shared power to dispose of all of such shares.

(17) See footnotes (3) through (12) of this table. The amounts shown include presently exercisable options to purchase an aggregate of 204,374 shares of Class A Common Stock.

                             ELECTION OF DIRECTORS

  Two of the Company's six directors are to be elected by the stockholders at the Meeting, each to hold office for a three-year term expiring in 2002 or until his successor is duly elected and qualifies. The Board of Directors recommends the election of the two nominees named below, both of whom are currently directors of the Company. Unless authority to vote for one or both of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the two nominees named below.

  The Board of Directors does not contemplate that either of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

                      Proposed for Election as Directors
                    for a Three-Year Term Expiring in 2002

                                                                       Director
                         Name and Background                            Since
                         -------------------                           --------
Mortimer B. Fuller, III, age 56, has served as Chairman of the Board     1973
and Chief Executive Officer of the Company since 1977. He also served as President from 1977 until October 1997. Mr. Fuller is a graduate of Princeton University, Boston University School of Law and Harvard
Business School. He also serves on the Board of Directors of
Detection Systems, Inc. Mr. Fuller is a first cousin of James M.
Fuller and Louis S. Fuller.

Robert M. Melzer, age 58, has been an officer of Property Capital        1997
Trust, a real estate investment trust, since 1973, and its President and Chief Executive Officer since 1992. He also serves as a trustee of Property Capital Trust and MGI Properties.

                      Directors Whose Terms Do Not Expire
                                at the Meeting

  The following table sets forth certain information with respect to each director of the Company whose term in office does not expire at the Meeting.

                                                               Director  Term
                     Name and Background                        Since   Expires
                     -------------------                       -------- -------
James M. Fuller, age 58, has been Regional Sales Manager of      1974    2000
the Harvey Salt Co., a distributor of salt and water
purification chemicals, since 1995. From 1983 until 1993, Mr.
Fuller was National Account Manager-Export for Akzo Nobel
Salt, Inc., where he served for over 25 years. Mr. Fuller is a first cousin of Mortimer B. Fuller, III and Louis S.
Fuller.

Louis S. Fuller, age 57, has been a member of Courtright and     1974    2001
Associates, an executive search firm, since 1992. Mr. Fuller serves on the Advisory Board of Pioneer American Bank. He is a first cousin of Mortimer B. Fuller, III and James M.
Fuller.

John M. Randolph, age 73, has been a financial consultant and    1986    2000
private investor for more than the past five years. In 1965
he founded and became Chief Executive Officer of Randolph
Computer Corporation, one of the first computer leasing
companies. He subsequently served as Chairman and Chief
Executive Officer of J.M. Randolph and Associates, a company created to manage certain computer leasing assets acquired by the Bank of Boston.

Philip J. Ringo, age 57, has been President and Chief            1978    2001
Operating Officer of ChemConnect, Inc., an electronic
commerce company, since March 1999. He was President and CEO of Chemical Leaman Tank Lines Inc., a trucking firm, from
1995 to 1998. From 1992 to 1995, he served as President and
Chief Operating Officer of The Morgan Group, Inc. and
Chairman and Chief Executive Officer of Morgan Drive Away,
Inc., a common and contract carrier for the manufactured
housing and recreational vehicle industries. From 1988 to
1992, Mr. Ringo was Chief Executive Officer and President of
Energy Innovations, Inc., a monitoring and communications
equipment firm. Prior to that, he served as President of ATE
Management and Service Co., Inc., now known as Ryder/ATE,
Inc. (municipal transportation services). Mr. Ringo also
serves on the Board of Directors of Quality Distribution Inc.

Board Meetings and Committees of the Board

  The Board of Directors held nine meetings during the year ended December 31, 1998 ("1998"). Each director attended at least 75% of the total of such Board meetings and meetings of Board Committees on which he served.

  The Board of Directors has established, among other Committees, an Audit Committee and a Compensation and Stock Option Committee of the Board. Although the Company has no standing Nominating Committee, the Board of Directors will consider director nominees recommended by stockholders. Such recommendations should be sent to the Company, to the attention of the Chairman of the Board.

  The current members of the Audit Committee are John M. Randolph (Chairman), James M. Fuller, Robert M. Melzer and Philip J. Ringo. The Committee reviews with Arthur Andersen LLP, the Company's independent auditors, the Company's financial statements and internal accounting procedures, Arthur Andersen LLP's auditing procedures and fees, and the possible effects of professional services upon the independence of Arthur Andersen LLP. The Audit Committee held two meetings during 1998.

  The current members of the Compensation and Stock Option Committee (the "Compensation Committee") are Philip J. Ringo (Chairman), Louis S. Fuller and John M. Randolph. The Compensation Committee makes recommendations to the Board with respect to compensation paid to the Company's management and administers the Company's 1996 Stock Option Plan (the "Option Plan"). See "Executive Compensation--Report of Compensation Committee With Respect to Executive Compensation" below. The Compensation Committee held two meetings during 1998.

Directors' Compensation

  During 1998, the Company paid cash directors' fees aggregating $74,000 to its outside (non-employee) directors, consisting of fees of $2,500 per Board meeting attended, $500 per Board Committee meeting attended not in conjunction with a Board meeting, $250 per Committee meeting attended in conjunction with a Board meeting, and $250 per Board or Committee meeting attended by telephone. All of the Company's directors other than Mortimer B. Fuller, III qualify for such payments. The Company also reimburses its directors for travel expenses in connection with attendance at Board meetings.

  In addition, see "Proposal to Approve and Ratify the Company's Deferred Stock Plan for Non-Employee Directors" below.

Directors' Options

  The Company's Stock Option Plan for Outside Directors (the "Directors' Plan") provides for formula grants to each non-employee director of the Company (that is, each director other than Mortimer B. Fuller, III) of non-statutory 10-year options to purchase shares of Class A Common Stock. Options to purchase up to an aggregate of 50,000 shares of Class A Common Stock are available for grant under the Directors' Plan. Each option granted under the Directors' Plan becomes exercisable in annual increments of one-third commencing on the first anniversary of its grant date, is not transferable except by will or intestacy, and lapses within stated periods following the death of the director or cessation of his service as a director. Such options are subject to customary anti-dilution provisions and acceleration of vesting upon a change in control of the Company.

  During 1998, Robert M. Melzer was granted an option under the Directors' Plan, expiring on October 26, 2008, to purchase 1,000 shares of Class A Common Stock at an exercise price of $12.00 per share (that being the market value of the Class A Common Stock on the grant date of the option).

                              EXECUTIVE OFFICERS

  The Company is currently served by 11 executive officers, who are elected annually by the Board of Directors and serve until their successors are elected and qualify:

Mortimer B. Fuller, III, age 56, has been Chairman of the Board and Chief Executive Officer of the Company since 1977. Further information about Mr. Fuller is set forth under "Election of Directors" above.

Charles N. Marshall, age 57, has been President and Chief Operating Officer of the Company since October 1997. He has 38 years of railroad industry experience with Consolidated Rail Corporation (Conrail), Southern Railway and the Chessie System Railroad (now part of CSX Transportation, Inc.). He was Senior Vice President-Development when he left Conrail in June 1995 and also served as Senior Vice President-Marketing & Sales and in positions in legal, public and government affairs. Immediately prior to joining the Company in 1997, Mr. Marshall worked as a consultant to short line and regional railroads, including the Company, specializing in developing acquisition opportunities within and outside the United States. Mr. Marshall served as a director of the Company from July to October 1997, when he resigned in accordance with the Company's policy that all directors other than the Chairman and Chief Executive Officer be non-employees.

Mark W. Hastings, age 49, Senior Vice President, Chief Financial Officer and Treasurer, has been the Company's chief financial officer since he joined the Company in 1978. Prior to joining the Company, Mr. Hastings was a credit analyst for Marine Midland Bank. He currently represents the short line industry on the

Board of the Railroad Clearing House, which has been established to create the administrative systems and banking functions for the electronic settlement of all rail industry interline freight payments.

Forrest L. Becht, age 55, Senior Vice President-Louisiana, joined the Company in 1987 as General Manager of Louisiana & Delta Railroad, Inc., and now serves as its President and General Manager. His 30-year career in the railroad industry has included service with The Atchison, Topeka and Santa Fe Railway from 1968 to 1981 in a succession of staff and line positions in its mechanical and operating departments. Mr. Becht is a director of the American Short Line and Regional Railroad Association and is active in several other railroad operating associations.

Carl P. Belke, age 47, became Senior Vice President-Canada in October 1997. Immediately prior to joining the Company in January 1997, he worked as a consultant to short line and regional railroads, including the Company. From 1995 to 1996, Mr. Belke was Vice President, Transportation and Sales, of Providence and Worcester Railroad Co., and from 1991 to 1995 he was Director of Government Affairs for CP Rail System.

James W. Benz, age 50, became Senior Vice President-GWI Rail Switching Services in March 1997. Since 1987, he has been President of Rail Link, Inc., which the Company acquired in November 1996.

Charles W. Chabot, age 52, became Senior Vice President-Australia in October 1997, after having served as Senior Vice President-New York and Pennsylvania since 1992. He joined the Company as Senior Vice President-Marketing and Sales in 1991 and became President of Buffalo & Pittsburgh Railroad, Inc. in 1992. Prior to joining the Company, Mr. Chabot was employed for over ten years by the Chessie System Railroad (now part of CSX Transportation, Inc.), where he served in various capacities in marketing and freight equipment planning. He also served as a management consultant with Booz, Allen and Hamilton.

David J. Collins, age 41, became Senior Vice President-New York and Pennsylvania in October 1997, after having served as Senior Vice President-Marketing and Development since January 1997. From 1992 to 1997, he was Vice President of Marketing for the New York and Pennsylvania railroads, responsible for marketing, safety, information systems and special projects. From 1990 to 1992, he was General Manager of Genesee and Wyoming Railroad Company and Rochester & Southern Railroad, Inc. Mr. Collins joined the Company in 1979.

Alan R. Harris, age 50, Senior Vice President and Chief Accounting Officer, joined the Company in 1990 as its Chief Accounting Officer. Mr. Harris is a certified public accountant and from 1985 to 1990, he was Director of Accounting, and subsequently Secretary and Treasurer, of Preston Trucking Company, Inc., an interstate carrier.

Robert I. Melbo, age 56, Senior Vice President-Oregon, is President of Willamette & Pacific Railroad, Inc. and Portland & Western Railroad, Inc. He joined the Company in 1993 as General Manager after over 25 years of service in operations with Southern Pacific Transportation Company in various capacities, including Manager-Field Operations, Northern Willamette Valley, and Superintendent of the Oregon Division.

Spencer D. White, age 38, Senior Vice President-Illinois, is President and General Manager of Illinois & Midland Railroad, Inc. He joined the Company in 1988 as Chief Engineer of Buffalo & Pittsburgh Railroad, Inc. after serving in progressive engineering positions with CSX Transportation, Inc. since 1982. He has served the Company as Vice President-Operations of Buffalo & Pittsburgh Railroad, Inc. and Chief Engineer of the New York and Pennsylvania railroads.

Section 16(a) Beneficial Ownership Reporting Compliance

  Since the 1998 Annual Meeting of Stockholders, James W. Benz, an executive officer, inadvertently filed late with the Securities and Exchange Commission (the "SEC") one report disclosing one transaction in Class A Common Stock beneficially owned by him. Such report has since been filed, and all of the Company's directors and executive officers are now current in such filings. In making the foregoing statements, the Company has relied on the written representations of its directors and executive officers and copies of the reports that they have filed with the SEC.

                            EXECUTIVE COMPENSATION

  Shown on the table below is information on the annual and long-term compensation for services rendered to the Company in all capacities, for the years ended December 31, 1998, 1997 and 1996, paid by the Company to those persons who were, at December 31, 1998, the Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer (collectively, the "Named Executives").

                          Summary Compensation Table

                                  Annual Compensation         Long-Term Compensation
                               -------------------------    --------------------------
                                                                  Awards       Payouts
                                                            ------------------ -------
                                                  Other                                  All
                                                 Annual     Restricted                  Other
                                                 Compen-      Stock             LTIP   Compen-
   Name and Principal           Salary   Bonus   sation       Awards   Options Payouts  sation
        Position          Year ($) (1)  ($) (2)  ($) (3)       ($)       (#)     ($)   ($) (4)
   ------------------     ---- -------- -------- -------    ---------- ------- ------- --------
Mortimer B. Fuller, III.  1998 $372,127 $121,950      -         -      50,000     -    $132,432
 Chairman and Chief
  Executive Officer       1997  353,792  171,400      -         -          -      -      28,884
                          1996  312,464  156,500      -         -      90,000     -      57,020
Charles N. Marshall(5)..  1998  251,035   80,400      -         -      30,000     -      73,836
 President and Chief
  Operatng Officer        1997  121,373       -       -         -          -      -          -
Charles W. Chabot.......  1998  222,424  100,000 $53,091(6)     -       5,000     -      50,246
 Senior Vice President-
  Australia               1997  176,923   70,000      -         -          -      -      31,575
                          1996  154,106   55,400      -         -      25,000     -      31,776
Mark W. Hastings........  1998  207,815   73,400      -         -      15,000     -      51,372
 Senior Vice President,   1997  182,759   65,400      -         -          -      -      22,508
 Chief Financial
 Officer and Treasurer    1996  177,234   80,400      -         -      45,000     -      22,432
David J. Collins........  1998  117,421   35,400      -         -       7,500     -      11,663
 Senior Vice President-   1997  102,025   35,400      -         -          -      -      12,047
 New York and
 Pennsylvania             1996   88,709   30,350      -         -      30,000     -      11,599

--------
(1) The amounts shown include cash compensation paid during the year indicated as well as cash compensation deferred at the election of the Named Executive.
(2) The bonuses shown were awarded and paid in the succeeding year for services rendered during the year indicated.
(3) Except for those described in footnote (6) to the table, the value of perquisites and other personal benefits are not shown on the table because the aggregate amount of such compensation (if any) for each year shown did not exceed 10% of the Named Executive's annual salary and bonus for that year.
(4) The amounts shown for 1998 reflect: (i) Company contributions to the Company's 401(k) Savings Plan on behalf of the Named Executives as follows: Mr. Fuller-$2,400, Mr. Chabot-$2,400, Mr. Hastings-$2,400 and Mr. Collins-$2,252; and (ii) the value of insurance premiums paid by the Company, and the economic benefit (projected on an actuarial basis) to the Named Executives, under split dollar life insurance arrangements as follows: Mr. Fuller-$130,032, Mr. Marshall-$73,836, Mr. Chabot-$47,846, Mr. Hastings-$48,972 and Mr. Collins-$9,411.
(5) Mr. Marshall was first employed by the Company in October 1997. Accordingly, the amounts shown for 1997 reflect less than a full year's service as an employee, but include (i) $80,000 in consulting fees and
    (ii) $5,750 in outside directors' fees paid to him prior to his employment by the Company.
(6) The amount shown primarily reflects allowances, expense reimbursement and similar payments made to Mr. Chabot in connection with his overseas assignment, including moving expenses ($29,403) and housing expenses ($16,555). See "Executive Compensation--Severance and Other Agreements" below.

Stock Options

  Shown below is further information on grants of stock options to the Named Executives during 1998. All such options were granted under the Option Plan. See "Executive Compensation--Report of Compensation Committee With Respect to Executive Compensation" below. The Company has no provision for stock appreciation rights.

                             Option Grants in 1998

                      Individual Grants                         Grant Date Value
--------------------------------------------------------------- ----------------
                                   Percent
                                     of
                                    Total
                                   Options
                                   Granted
                                     to
                                  Employees
                          Options    in     Exercise               Grant Date
                          Granted  Fiscal    Price   Expiration  Present Value
          Name              (#)     Year     ($/Sh)     Date        ($) (1)
------------------------  ------- --------- -------- ---------- ----------------
Mortimer B. Fuller, III.  50,000    20.0%    $21.25   1/29/03       $448,500
Charles N. Marshall.....  30,000    12.0      21.25   1/29/03        269,100
Charles W. Chabot.......   5,000     2.0      21.25   1/29/03         44,850
Mark W. Hastings........  15,000     6.0      21.25   1/29/03        134,550
David J. Collins........   7,500     3.0      21.25   1/29/03         67,275

--------
(1) The hypothetical grant date present values are presented pursuant to the rules of the SEC and are calculated under the modified Black-Scholes Model for pricing options, a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in estimating an option's present value. Factors used to value the options shown on the table include the expected volatility rate of the shares underlying the option (37.77%), the risk-free interest rate (5.48%), the expected dividend yield (0%) and the expected life (5 years). The actual before-tax amount, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of the Class A Common Stock over the option exercise price per share at the time the option is exercised. There is no assurance that the hypothetical grant date present values of the options reflected on the table will be realized.

  Shown below is information with respect to all unexercised options to purchase Class A Common Stock held by the Named Executives at December 31, 1998. No options were exercised by the Named Executives during 1998.

                    Aggregated Option Exercises in 1998 and
                         Fiscal Year-End Option Values

                           Shares
                          Acquired  Value                             Value of All Unexercised
                          on Exer- Realized Unexercised Options Held   In-the-Money Options at
                          cise (#)   ($)          at FY-End (#)            FY-End ($) (1)
                          -------- -------- ------------------------- -------------------------
          Name                              Exercisable Unexercisable Exercisable Unexercisable
------------------------                    ----------- ------------- ----------- -------------
Mortimer B. Fuller, III.      -        -      57,500       82,500           -            -
Charles N. Marshall.....      -        -       7,500       22,500           -            -
Charles W. Chabot.......      -        -      13,750       16,250           -            -
Mark W. Hastings........      -        -      26,250       33,750           -            -
David J. Collins........      -        -      16,875       20,625           -            -

--------
(1) All of the options shown on the table have exercise prices which are greater than the market value of the Class A Common Stock at December 31, 1998 ($12.75 per share).

Severance and Other Agreements

  The Company is a party to agreements with each of its 11 current executive officers which provide that upon termination of the officer's employment with the Company within three years after a defined change in control of the Company, the officer will receive a cash amount equal to three times the average annual compensation payable to him by the Company during the immediately preceding five years. The agreements provide for reduction of the amounts paid pursuant thereto to the extent that such amounts would otherwise be non-deductible to the Company under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

  In addition, pursuant to an Assignment Letter effective November 1, 1997 executed by the Company and Charles W. Chabot in connection with his assignment to Australia, the Company has agreed that if Mr. Chabot is still employed by the Company when his foreign assignment ends, he will, at the Company's discretion, be placed in a comparable position with the Company or given two years' salary continuation. The Assignment Letter also provides Mr. Chabot with a base salary of $200,000 per year, housing, a foreign living allowance, travel expenses, relocation expenses and tax equalization payments in connection with his foreign assignment.

Report of the Compensation Committee With Respect to Executive Compensation

  The following report of the Compensation Committee required by the rules of the SEC to be included in this Proxy Statement shall not be deemed incorporated by reference by any statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.

  The following discussion applies to the compensation of all of the Company's executive officers, including Mortimer B. Fuller, III, the Chief Executive Officer, and the other Named Executives.

 Executive Compensation Philosophy:

  The goals of the Company's executive compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executives who contribute to the long-term success of the Company and its operating regions and to increasing stockholder value. The Company attempts to compensate its executives competitively. To ensure that compensation is competitive, the Company periodically compares its compensation practices with those of comparable companies and adjusts its compensation parameters, if necessary, based on this review. More importantly, the Company's executive compensation program relies to a great degree on incentive compensation, both annual and long-term.

  Executives are rewarded based upon Company-wide performance, regional performance (in the case of executives who are regional managers) and individual performance. Company-wide performance and regional performance are evaluated by reviewing the extent to which strategic and business plan objectives are met, including such factors as achieving operating profit and operating efficiencies. For example, pre-determined levels of profitability must be met before any incentive compensation is paid, so that every executive is motivated to achieve profitability for his region (or, in the case of executives who are not regional managers, for the Company as a whole). Individual performance is evaluated by reviewing each executive's performance against set annual objectives.

 Executive Compensation Program:

  The Company's executive compensation program is structured to attract and retain key executives capable of increasing revenues, promoting innovation, fostering teamwork and motivating employees, all with the ultimate goal of improving profitability and enhancing stockholder value. The Company's executive compensation program currently consists of annual salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of stock options.

  Salaries. The annual cash compensation paid to executives consists of base salary and cash bonuses. Salaries are reviewed by the Compensation Committee at the end of each year and may be changed at that time based on recommendations of the Chief Executive Officer. Factors considered are an executive's performance, changes in competitive compensation levels and changes in the executive's responsibilities within the Company.

  Bonuses. Annual incentive compensation in the form of cash bonuses are awarded under the Company's cash bonus plan. Under this plan, the Company awards annual bonuses to certain key employees (including the 11 current executive officers) based on pre-tax earnings targets and the meeting of individual performance objectives.

  At the beginning of each year, each executive officer provides the Chief Executive Officer or the Chief Operating Officer with his individualized objectives for the year, which include financial, business and operational goals (for example, an improved safety program). The Chief Executive Officer or the Chief Operating Officer reviews, modifies (if necessary) and approves each executive's individual objectives, and during the year he gives executives ongoing feedback on their progress in meeting those objectives. After the end of each year, the Chief Executive Officer or the Chief Operating Officer evaluates each executive's accomplishment of his objectives and provides performance appraisals to the Compensation Committee. The Chief Executive Officer also provides the Compensation Committee with his recommendations for each executive's cash bonus for the year just ended, which are based on (i) the Company's financial performance for the year and, in the case of an executive who is a regional manager, his region's financial performance for the year, and (ii) the executive's success in meeting his objectives for the year. The performance appraisals and the Chief Executive Officer's recommendations are considered by the Compensation Committee in deciding the amount of each executive's bonus (if any) for the year just ended. Similar objective-setting, feedback and evaluation with respect to the Chief Executive Officer's performance and recommended bonus compensation is provided by the Chairman of the Compensation Committee.

  Maximum bonus percentages under the cash bonus plan currently range from 15% to 50% of annual salary. The maximum bonus percentage assigned to each executive depends on the degree to which such executive is responsible for financial results. In addition, the Compensation Committee has discretion to award cash bonuses outside the parameters of the cash bonus program in the case of extraordinary performance by an executive. Based on the Company's financial performance in 1998 and their respective individual performances, the Chief Executive Officer and eight of the other executive officers were awarded bonuses for 1998 aggregating $477,900.

  The Option Plan. Long-term incentives are provided through the grant of stock options under the Option Plan, which terminates in 2006. The Option Plan currently provides for the granting of incentive stock options (within the meaning of Section 422 of the Code) and non-statutory stock options to executives and other employees of the Company to purchase up to an aggregate of 850,000 shares of Class A Common Stock. The Stock Option Plan is administered by the Committee, which is authorized to determine the recipients of options, the type of options granted, the number of shares subject to each option, the term of each option, exercise prices and other option features. The term of an option may not exceed ten years (or five years in the case of an incentive stock option granted to a 10% stockholder of the Company). The exercise price must at least equal the market value of the Class A Common Stock on the grant date of the option (or 110% of market value in the case of an incentive stock option granted to a 10% stockholder of the Company). Options are not transferable except by will or intestacy, and lapse within stated periods following the death of the optionee or the termination of the optionee's employment with the Company. The Stock Option Plan contains customary anti-dilution provisions and provides for the acceleration of the vesting of options upon a change in control of the Company.

  The Compensation Committee views stock options as a means of aligning the long range interests of key employees, including executives, with those of the stockholders by providing them with the opportunity to build a meaningful stake in the Company. Options are granted in the discretion of the Compensation Committee based on its evaluation of each key employee's contribution and expected future contribution to the Company's financial success. In January 1998, the Compensation Committee granted to an aggregate of 142 employees (including all of the executive officers) options to purchase an aggregate of 250,600 shares of Class A Common Stock. See "Executive Compensation--Stock Options" above.

  401(k) Savings Plan. Executive and other employees are also entitled to participate in the Company's 401(k) Savings Plan, which provides retirement, death and disability benefits to employees and includes both employer and employee contributions.

 Chief Executive Officer Compensation:

  The key performance measure used to determine the 1998 compensation package for Mortimer B. Fuller, III was the Compensation Committee's assessment of his ability and dedication to provide the leadership and vision necessary to enhance the long-term value of the Company.

  Mr. Fuller has no employment agreement with the Company. The Compensation Committee fixes Mr. Fuller's salary each year based on its evaluation of Mr. Fuller's performance during the prior year and the challenges the Compensation Committee believes the Company and its Chief Executive Officer will face in the coming year. The Compensation Committee fixed Mr. Fuller's salary for 1998 at $360,000. The Compensation Committee believes that Mr. Fuller's salary is fixed at a level that is comparable to the base salaries paid to other chief executive officers with comparable qualifications, experience, responsibilities and proven results at comparable companies engaged in similar businesses.

  Consistent with the Company's executive compensation philosophy, Mr. Fuller's total compensation package depends to a large degree on annual and long-term incentive compensation. The annual incentive component is currently made up of a cash bonus under the Company's cash bonus plan, which is paid after the end of the year and is based on the profitability of the Company and Mr. Fuller's individual performance. The long-term incentive component currently takes the form of the grant of stock options under the Option Plan. Both the annual and long-term components of Mr. Fuller's incentive compensation are variable and closely tied to corporate performance in a manner which encourages dedication to building profitability and stockholder value.

  In evaluating the performance and setting the compensation of Mr. Fuller as the Company's Chief Executive Officer, the Compensation Committee noted several accomplishments in 1998. Specifically, the Company integrated its 1997 acquisitions in Australia and Canada and established a presence in Mexico by taking on the operation of a railroad under contract. Additionally, the Compensation Committee acknowledged the following key indicators of the Company's performance in 1998: operating revenues increased 42.3% to $147.4 million in 1998 from $103.6 million in 1997, and net income increased 42.9% to $11.4 million in 1998 from $8.0 million in 1997.

  The Compensation Committee views the Company's successful management and integration in 1998 of key new international acquisitions and its financial achievements to be attributable in large measure to Mr. Fuller's leadership, vision and hard work. In addition, Mr. Fuller has expanded the Company's top management team and has established a strong record of innovation, quality improvement and efficiency.

  Mr. Fuller's annual and long-term incentive compensation package for 1998 included a cash bonus in the amount of $121,950 and the grant of an option to purchase 50,000 shares of Class A Common Stock. Mr. Fuller's compensation package has successfully focused on the importance of increasing profitability and stockholder value by providing him with significant short-term and long-term incentive compensation during periods when performance objectives have been met or exceeded.

                                          Compensation and Stock Option
                                          Committee

                                          Philip J. Ringo, Chairman
                                          Louis S. Fuller
                                          John M. Randolph

Insider Participation in Compensation Committee

  The Chief Executive Officer of the Company consults with the Compensation Committee. He participates in discussions of the Compensation Committee and makes recommendations to it, but he does not vote or otherwise participate in the Compensation Committee's ultimate determinations. The Board of Directors believes that it is wise and prudent to have the Chief Executive Officer so participate in the operations of the Compensation Committee because his evaluations and recommendations with respect to the compensation and benefits paid to executives other than himself are extremely valuable to the Compensation Committee. However, the Chief Executive Officer neither participates nor is otherwise involved in the deliberations of the Compensation Committee with respect to his own compensation and benefits.

Stock Price Performance Graph

  Set forth below is a line graph comparing, since the Company's initial public offering on June 24, 1996, the cumulative total stockholder return on the Class A Common Stock, based on the market price thereof, with the cumulative total return of (i) companies on the Nasdaq Composite Total Return Index (US) and (ii) an industry peer group comprised of the following companies: Emons Transportation Group Inc., Pioneer RailCorp, Providence and Worcester Railroad Co., Railamerica Inc. and RailTex Inc. (collectively, the "Peer Group").

                             [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG GENESEE & WYOMING INC CLASS A COMMON STOCK,
              NASDAQ COMPOSITE TOTAL RETURN INDEX AND PEER GROUP


Measurement Period        GENESEE & WYOMING     NASDAQ COMPOSITE
(Fiscal Year Covered)     CLASS A COMMON STOCK  TOTAL RETURN INDEX   PEER GROUP
-------------------       --------------------  ------------------   ----------

YEAR ENDING  Jun 24, 1996        100                  100               100
YEAR ENDING  Dec 1996            204.41               108.92            105.68
YEAR ENDING  Dec 1997            137.5                133.72             80.23
YEAR ENDING  Dec 1998             75                  187.65             71.69


  Assumes $100 invested on June 24, 1996 in the Company's Class A Common Stock, the companies comprising the Nasdaq Composite Total Return Index (US) and the companies comprising the Peer Group.

  There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make nor endorse any predictions as to future stock performance.

  The Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the

Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.

                             RELATED TRANSACTIONS

  The Company, Mortimer B. Fuller, III, the other ten executive officers of the Company (the "Other Executives") and all holders of the Class B Common Stock are parties to a Class B Stockholders' Agreement dated as of May 20, 1996. Under that agreement, if a party proposes to transfer shares of Class B Common Stock in a transaction that will not result in the automatic conversion of those shares into shares of Class A Common Stock, the Other Executives have the right to purchase up to an aggregate of 50% of those shares, and Mr. Fuller has the right to purchase the balance, all at the then-current market price of the Class A Common Stock. If Mr. Fuller does not purchase the entire balance of the shares, the Other Executives have the right to purchase the shares that remain. Such purchase rights also apply if the employment of any of the Other Executives is terminated for any reason. The effect of this agreement is to concentrate ownership of the Class B Common Stock, which enjoys ten times the voting power of the Class A Common Stock, in the hands of management of the Company, particularly Mr. Fuller. See "Security Ownership of Certain Beneficial Owners and Management" above.

  Mortimer B. Fuller, III, the Chairman and Chief Executive Officer of the Company, is indebted to the Company under a promissory note executed in May 1998 which bears interest at the rate of 5.69% per annum. The largest amount of principal and unpaid interest outstanding since the debt was incurred, and the amount of principal and unpaid interest outstanding on March 31, 1999, was $524,900.

  C. Murray Benz, the wife of James W. Benz, an executive officer, is Vice President-Sales and Marketing of the Company's Rail Link, Inc. subsidiary. As such, in 1998 she received cash compensation of $145,285, and was granted a five-year option to purchase 1,000 shares of Class A Common Stock at $21.25 per share.

                 PROPOSAL TO APPROVE AND RATIFY THE COMPANY'S
                DEFERRED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

Introduction

  On January 29, 1999, the Board of Directors adopted the Genesee & Wyoming Inc. Deferred Stock Plan for Non-Employee Directors (the "Deferred Plan"), subject to approval and ratification by the stockholders at the Meeting. The Deferred Plan is intended to: (i) provide non-employee directors of the Company with the option to defer, in the form of units representing shares of Class A Common Stock, all or part of the cash compensation payable to them for the services they provide the Company as directors; (ii) promote the long-term growth and financial success of the Company by attracting and retaining non-employee directors of outstanding ability and experience; and (iii) assist the Company in promoting a greater identity of interest between the Company's non-employee directors and its stockholders.

Description of the Deferred Plan

  The following is a summary of certain provisions of the Deferred Plan. The summary is not, however, intended to be complete, and is qualified by reference to the complete text of the Deferred Plan, which is attached as Annex A to this Proxy Statement.

 Eligible Participants:

  Only directors who are not employees of the Company or any affiliate of the Company may participate in the Deferred Plan. The Company currently has five non-employee directors who would be eligible to participate in the Deferred Plan. See "Election of Directors" above. Mortimer B. Fuller, III, the Chairman and Chief Executive Officer, would not be eligible to participate in the Deferred Plan.

 Credits to Deferred Plan Accounts:

  Under the Deferred Plan, each non-employee director may elect, from time to time (but not more frequently than every six months), to be paid all or a portion of the cash compensation he would otherwise receive for services rendered as a director of the Company in units representing shares of Class A Common Stock. Each of the Company's non-employee directors currently earns approximately $15,000 per year in cash compensation as a director. See "Election of Directors--Directors' Compensation" above. Each non-employee director's Deferred Plan account will be credited by an amount equal to 125% of the cash compensation he elects to be paid instead in stock under the Deferred Plan. Amounts will be credited, as earned, to each non-employee director's Deferred Plan account in the form of units, each equivalent to one share of Class A Common Stock. The number of units credited to a non-employee director's Deferred Plan account will equal the result obtained by dividing
(i) the dollar amount credited to such non-employee director's Deferred Plan account by (ii) the per share market price of the Class A Common Stock on the last business day of the month in which such non-employee director would have otherwise been entitled to receive the cash compensation. Dividends (if any) payable on the Class A Common Stock will likewise be credited as additional units in each non-employee director's Deferred Plan account, and the number of units in the Deferred Plan accounts will be subject to customary anti-dilution adjustments. A non-employee director will not be entitled to vote, and will not have any other indicia of ownership of, the Class A Common Stock represented by the units credited to his Deferred Plan account, until those units are paid out to him in shares.

 Payouts from Deferred Plan Accounts:

  Under the Deferred Plan, the shares of Class A Common Stock represented by units in a non-employee director's Deferred Plan account will be paid out to the non-employee director on (i) the deferred payment date specified by him as part of his Deferred Plan election or (ii) if earlier, the first day of the month following his death, long-term disability (as defined in the Deferred
Plan) or cessation of service as a member of the Board of Directors. All distributions from a non-employee director's Deferred Plan account will be made either in a lump sum or in up to ten annual installments, as specified by the non-employee director as part of his Deferred Plan election. A non-employee director may designate as part of his Deferred Plan election one or more beneficiaries to receive any distribution under the Deferred Plan upon his death.

 Shares Available Under the Deferred Plan:

  An aggregate of 50,000 shares of Class A Common Stock are available for issuance under the terms of the Deferred Plan. Shares issuable under the Deferred Plan may be authorized and unissued shares, treasury shares or shares purchased by the Company in open market transactions. The Company intends to register the shares issuable under the Deferred Plan, pursuant to a Registration Statement on Form S-8 under the Securities Act, as soon as practicable, subject to the stockholders' approval and ratification of the Deferred Plan at the Meeting.

 Administration of Deferred Plan:

  The Deferred Plan will be administered by the Board of Directors or by a committee appointed by the Board of Directors and consisting solely of two or more directors. The committee (or in its absence, the Board) has the authority to construe, interpret and implement the Deferred Plan, to prescribe, amend and rescind rules relating to the Deferred Plan, to make any determination necessary or advisable in administering the Deferred Plan, and to correct any defect, supply any omission and reconcile any inconsistency in the Deferred Plan.

 Deferred Plan Amendments and Termination:

  The Board of Directors may suspend or terminate the Deferred Plan at any time and may amend it at any time and from time to time, in whole or in part, provided that (i) no amendment may be made more frequently than every six months unless otherwise necessary to comply with the Code, the Employee Retirement Income Security Act of 1974, as amended, or any regulations thereunder, (ii) no amendment or termination may adversely affect any rights of any non-employee director who has accrued a benefit prior to the date of such amendment or termination, and (iii) any amendment for which stockholder approval is required by law or in order to maintain continued qualification of the Deferred Plan under Rule 16b-3 under the Exchange Act will not be effective until such approval has been obtained. Upon termination of the Deferred Plan, shares of Class A Common Stock represented by units in a non-employee director's Deferred Plan account will be paid out to the non-employee director in a lump sum.

 New Plan Benefits:

  Since the benefits which may accrue to non-employee directors under the Deferred Plan depend on each director's election under the Deferred Plan, such benefits are not determinable at this time.

Required Vote and Board Recommendation

  The affirmative vote of at least a majority of the votes cast, in person or by proxy, at the Meeting by stockholders entitled to vote at the Meeting is required for the approval and ratification of the Deferred Plan. The Board of Directors recommends a vote in favor of this proposal, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal.

                       SELECTION OF INDEPENDENT AUDITORS

  The firm of Arthur Andersen LLP, certified public accountants, served as the independent auditors of the Company for 1998. In addition to the audit of the 1998 financial statements, the Company engaged Arthur Andersen LLP to perform certain services for which it was paid professional fees. The Audit Committee of the Board of Directors considered the possible effect of such professional services on the independence of Arthur Andersen LLP and approved such services prior to their being rendered.

  The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. This selection will be presented to the stockholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal. If the stockholders do not approve this selection, the Board of Directors will reconsider its choice.

  The Company has been advised by Arthur Andersen LLP that a representative will be present at the Meeting and will be available to respond to appropriate questions. In addition, the Company intends to give such representative an opportunity to make any statements if he should so desire.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  In order for any stockholder proposal to be included in the Company's proxy statement to be issued in connection with the 2000 Annual Meeting of Stockholders, such proposal must be received by the Company no later than December 19, 1999.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that are to be presented for action at the Meeting. Should any other matter come before the Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

                          ANNUAL REPORT ON FORM 10-K

  Upon the written request of any stockholder, the Company will provide without charge a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the SEC. Such written request should be directed to Genesee & Wyoming Inc., 71 Lewis Street, Greenwich, Connecticut 06830 (Attention: Mark W. Hastings, Senior Vice President).

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            James B. Gray, Jr.
                                            Secretary

Dated: April 19, 1999

                                                                        Annex A

                            Genesee & Wyoming Inc.

                DEFERRED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1 Purpose

  Genesee & Wyoming Inc. (the "Company") hereby adopts the Deferred Stock Plan for Non-Employee Directors (the "Plan"). The purpose of the Plan is to promote the long-term growth and financial success of the Company by attracting and retaining non-employee members of the Board of Directors of the Company ("Directors") of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company's non-employee Directors and its stockholders.

  The Plan is intended to be a "formula plan" within the meaning of Rule 16b-3 ("Rule 16b-3"), adopted under the Securities Exchange Act of 1934, as amended.

2 Plan Operation

  2.1 Administration

    2.1.1 The Plan may be administered by a committee (the "Committee") appointed by the Board of Directors (the "Board"), which Committee shall consist solely of two or more Directors. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

    2.1.2 The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan agreements executed pursuant to the Plan,
  (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

    2.1.3 The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive.

    2.1.4 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

    2.1.5 Notwithstanding anything to the contrary contained herein: (i) unless and until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board, and (ii) the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In either of the foregoing events, the term "Committee" as used herein shall be deemed to mean the Board.

3 Eligibility

  Only Directors who are not employees of the Company or any affiliate of the Company ("Eligible Directors") shall participate in the Plan.

4 Shares Subject to the Plan

  4.1 Stock. Awards under the Plan shall be in the form of Class A Common Stock, $.01 per share par value, of the Company and any other shares into which such Class A Common Stock shall thereafter be changed by reason of any merger, reorganization, recapitalization, consolidation, split-up, combination of shares or similar event as set forth in and in accordance with this Section 4 (the "Shares"). If and to the extent that the Committee determines that it would be illegal, impracticable or inadvisable to issue Shares under the Plan, or to the extent Shares are unavailable, the Committee shall make any awards otherwise required under the Plan in cash or such other property as it determines in its reasonable discretion.

  4.2 Shares Available for Awards. Subject to Section 4.3 (relating to adjustments upon changes in capitalization), as of any date, the total number of Shares issuable under the Plan shall be 50,000. Shares that shall be issuable pursuant to the awards granted under the Plan shall be authorized and unissued Shares, treasury Shares or Shares purchased by, or on behalf of, the Company in open-market transactions.

  4.3 Adjustments. In the event of any merger, reorganization, recapitalization, consolidation, sale or other distribution of all or substantially all of the assets of the Company, any stock dividend, split, spin-off, split-up, split-off, distribution of securities or other property by the Company, or other change in the Company's corporate structure affecting the Shares, the number of Shares issuable under the Plan and the Share Units (as defined in Section 5.2) then credited to Accounts (as defined in Section 5.2) shall be appropriately adjusted as determined by the Committee in its sole discretion.

5 Elective Deferrals

  5.1 Election. Commencing on the effective date of the Plan, and no more often than once every six months, each Eligible Director may elect to defer all or part of (i) the cash fees payable to such Director for services as a member of the Board and its committees (the "Fees"). An Eligible Director may make a deferral election by submitting an election form (an "Election Form") to the Treasurer, the Chief Accounting Officer or any Assistant Secretary of the Company ("Designated Officer"), indicating: (i) the percentage of the Fees that are to be deferred; (ii) the date on which the commencement of payments of deferred amounts (the "Distribution Date") should begin, as contemplated by
Section 5.3.1; and (iii) whether distributions are to be made in a lump sum, installments or a combination thereof. A deferral election shall become effective with respect to the Eligible Director's Fees earned on and after the first date on which the Election Form is submitted to the Designated Officer (the "Election Date"). An election by an Eligible Director to defer all or part of the Fees shall continue in effect until revoked by notice in writing to a Designated Officer or until no longer permitted by law or regulation (including under Rule 16b-3). In addition, the receipt of a new Election Form shall automatically revoke all previously filed Election Forms, provided, however, that no revocation shall be effective to make any change with respect to amounts deferred pursuant to previously filed Election Forms. An Eligible Director may designate, in the Election Form, one or more beneficiaries to receive any distributions under the Plan upon the death of the Eligible Director, and such designation may be changed at any time by submitting a new designation to a Designated Officer, which shall become effective immediately upon receipt by the Designated Officer.

  5.2 Share Unit Deferral. An amount equal to 125% of the Eligible Director's deferred Fees (the "Deferred Amount") shall be credited to an account ("Account") in units which are equivalent in value to Shares ("Share Units"). The Deferred Amount allocated to the Account shall be credited to the Account as of the first business day of the month following the month during which the Eligible Director otherwise would have become entitled to payment of the Fees, and the number of Share Units credited to such Account shall be an amount equal to the result obtained by dividing (i) the Deferred Amount allocated to the Account by (ii) the Fair Market Value of a Share on the last business day of the month in which the Eligible Director otherwise would have become entitled to payment of such Fees. If Share Units exist in an Eligible Director's Account on a dividend record date for the Company's Shares, the Account shall be credited, on the dividend payment date, with an additional number of Share Units equal to (i) the product of (A) the cash dividend paid on one Share and (B) the number of Share Units in the Account on the dividend record date, (ii) divided by the Fair Market Value of a Share on the dividend payment date.

  5.3 Distributions

    5.3.1 Distribution Date. Each Eligible Director shall designate on the Election Form one of the following dates as a Distribution Date with respect to the Deferred Amount credited to the Eligible Director's Account thereafter: (i) a specified future date; (ii) the first day of the calendar month following the date of termination of service or retirement of an Eligible Director as a member of the Board; or (iii) the earlier of (i) or
  (ii). The death or Disability of the Eligible Director prior to the designated Distribution Date shall cause the Distribution Date to become the first day of the calendar month following the Eligible Director's death or Disability.

    5.3.2 Distribution Method. Distributions shall be made from the Eligible Director's Account in the form of whole Shares and cash representing any fractional interest in a Share in a lump sum or in annual installments not to exceed ten, as elected by the Eligible Director on the Election Form. If an Eligible Director receives a distribution from his Account on an installment basis, amounts remaining in such Account before payment shall continue to be subject to the last sentence of Section 5.2.

6 Fair Market Value

  "Fair Market Value" shall mean, with respect to each Share for any date:

  6.1 if the Shares are listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market's National Market System ("Nasdaq/NMS"), the closing price, regular way, of the Shares on such exchange or Nasdaq/NMS, as the case may be, on such date, or, if no such reported sale of the Shares shall have occurred on such date on such exchange or Nasdaq/NMS, as the case may be, on the next preceding date on which there was such a reported sale on such exchange or Nasdaq/NMS, as the case may be; or

  6.2 if the Shares are not listed for trading on a national securities exchange or authorized for quotation on Nasdaq/NMS, the average of the closing bid and asked prices on such date as reported by the National Association of Securities Dealers Automated Quotation System or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported.

7 Definition of Disability

  "Disability" shall mean, with respect to any Eligible Director, any condition which causes the Eligible Director to be unable to substantially perform his services as a Director of the Company for a period of three consecutive months or for an aggregate of five months within any 12-month period.

8 Issuance of Certificates

  8.1 Restrictions on Transferability. All Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable or legally necessary under any laws, statutes, rules, regulations and other legal requirements, including, without limitation, those of any stock exchange upon which the Shares are then listed and any applicable federal, state or foreign securities law.

  8.2 Compliance with Laws. Anything to the contrary herein notwithstanding, the Company shall not be required to issue any Shares under the Plan if, in the opinion of legal counsel to the Company, the issuance and delivery of such Shares would constitute a violation by the Eligible Director or the Company of any applicable law or regulation of any governmental authority, including, without limitation, federal and state securities laws, or the regulation of any stock exchange on which the Company's securities may then be listed. If and to the extent that the Committee determines that it would be illegal, impracticable or inadvisable to issue Shares under the Plan, or to the extent Shares are unavailable, the Committee shall make any distributions otherwise required under the Plan in cash or such other property as may be reasonably acceptable to the distributee.

9 Withholding Taxes

  The Company shall require as a condition of delivery of any Shares to an Eligible Director that such Director remit an amount sufficient to satisfy all foreign, federal, state, local and other governmental withholding tax requirements relating thereto, if any.

10 Plan Amendments and Termination

  The Board may suspend or terminate the Plan at any time and may amend it at any time and from time to time, in whole or in part, provided that no amendment or termination may adversely affect any rights of any Director who has accrued a benefit prior to the date of such amendment or termination, and provided further, that any amendment for which stockholder approval is required by law or in order to maintain continued qualification of the Plan under Rule 16b-3 shall not be effective until such approval has been obtained, and provided further, that no amendment to the Plan shall be made more frequently than every six months unless otherwise necessary to comply with the Internal Revenue Code of 1986, as amended, the Employee Retirement Security Act of 1974, as amended, or any regulation thereunder. Upon termination of the Plan, the Board shall distribute to each participant in the Plan the entire amount of such participant's Account in the form of whole Shares and cash representing any fractional interest in a Share in a lump sum.

11 Listing, Registration and Legal Compliance

  If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance of Shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained. The term "Consent" as used herein with respect to any Plan Action means (i) the listing, registration or qualification of any Shares issued under the Plan on any securities exchange or under any foreign, federal, state or local law, rule or regulation, (ii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, or (iii) any and all written agreements and representations by an Eligible Director with respect to the disposition of Shares or with respect to any other matter which the Committee shall deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made.

12 Right of Discharge Reserved

  Nothing in the Plan shall confer upon any Eligible Director the right to continue in the service of the Company or affect any right that the Company may have to terminate the service of such Eligible Director.

13 Other Payments or Awards

  Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any affiliate or the Board from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect. Any award and payment made under this Plan shall constitute a special incentive payment to the Eligible Director and shall not be taken into account in computing the amount of compensation of the Eligible Director for the purposes of determining any pension, retirement, profit sharing, bonus, life insurance or other benefit plan of the Company or any affiliate, or any agreement between the Company or any affiliate, on the one hand, and the Eligible Director, on the other hand, except as such plan or agreement may otherwise expressly provide.

14 Rights Not Subject to Alienation, Etc.

  An Eligible Director's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by the creditors of the Eligible Director or his beneficiary.

15 Rights as a Stockholder

  An Eligible Director shall not, by reason of any rights under the Plan, have any rights as a stockholder of the Company with respect to the Shares until such Shares have been delivered to such Eligible Director.

16 Unfunded Plan

  The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Eligible Director or other person and shall constitute a mere promise by the Company to make benefit payments in the future. The Company may, in its sole discretion, establish a separate trust to hold assets set aside to provide benefits under the Plan, provided that no Eligible Director shall have any interest in the assets of any such trust and the assets of such trust shall be available to pay claims of the Company's general creditors. To the extent any person holds any rights by virtue of a pending grant or deferral under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

17 Governing Law

  The Plan shall be governed by and construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

18 Severability

  If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

19 Notices

  All notices and other communications hereunder shall be given in writing and shall be personally delivered against receipt or sent by registered or certified mail, return receipt requested or by reputable overnight delivery service. Any notice shall be deemed given on the date of delivery or of mailing, and if mailed, shall be addressed (i) to the Company at its principal headquarters, and (ii) to an Eligible Director, at the Eligible Director's principal residential address last furnished to the Company. Notices sent to the Company shall be sent to:

      Genesee & Wyoming Inc.
      71 Lewis Street
      Greenwich, Connecticut 06830

      Attention: Chief Financial Officer

Either party may, by notice, change the address to which notice to such party is to be given.

20 Section Headings

  The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

21 Effective Date

  The Plan shall become effective on this 29th day of January, 1999, subject to approval and ratification by the Company's stockholders at the next annual meeting of stockholders (the "Effective Date").

22 Exculpation

  It is understood that the obligations incurred by the Company under or with respect to this Plan do not constitute personal obligations of the Directors, officers, employees or stockholders of the Company, or of any such Directors, officers, employees or stockholders, and shall not create or involve any claim against, or personal liability on the part of, them or any of them. The Eligible Directors agree not to seek recourse against any such Directors, officers, employees or stockholders, or any of them or any of their personal assets, for satisfaction of any liability under or with respect to the Plan.

                                                                      1537-PS-99

                                     PROXY

                            GENESEE & WYOMING INC.

     The undersigned hereby appoints Mortimer B. Fuller, III and James B. Gray, Jr., and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of the Class A Common Stock, and all shares of the Class B Common Stock, (if any), of Genesee & Wyoming Inc. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old
Greenwich, Connecticut 06870, on Tuesday, May 25, 1999 at 11:00 a.m., local time, and at any adjournment or adjournments thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. UNLESS AUTHORITY TO VOTE FOR ONE OR BOTH OF THE NOMINEES IS SPECIFICALLY WITHHELD ACCORDING TO THE INSTRUCTIONS, A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTORS AND, UNLESS OTHERWISE SPECIFIED, FOR EACH OF THE OTHER TWO PROPOSALS LISTED HEREIN AND DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. THE UNDERSIGNED ACKNOWLEDGES RECEIPT WITH THIS PROXY OF A COPY OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT DATED APRIL 19, 1999, DESCRIBING MORE FULLY THE PROPOSALS SET FORTH HEREIN.

SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE

[X]  Please mark votes as in this example.

1.   Election of Directors.
     Nominees: Mortimer B. Fuller, III; Robert M. Melzer

     [_]  FOR    [_] WITHHELD

     [_]  __________________________________
          Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the line above.

2. Proposal to approve and ratify the Genesee & Wyoming Inc. Deferred Stock Plan for Non-Employee Directors.

               [_]  FOR    [_]  AGAINST    [_]  ABSTAIN

3. Proposal to approve and ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1999.

               [_]  FOR    [_]  AGAINST    [_]  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

                                               MARK HERE FOR ADDRESS
                                               CHANGE AND NOTE AT LEFT [_]

                                        Please date and sign name exactly as it
                                        appears hereon. Executors,
                                        administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his title.

Signature:___________ Date:____________ Signature:__________ Date:____________